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                                                                    Exhibit 23.1
                                                                    ------------



                          CONSENT OF ERNST & YOUNG LLP


We consent to the incorporation by reference in Apertus Technologies Incorporated's Registration Statement [Form S-8] pertaining to the Carleton Corporation 1994 Stock Option Plan of our report dated May 2, 1997 with respect to the consolidated financial statements of Apertus Technologies Incorporated incorporated by reference in its Annual Report (Form 10-K) for the year ended March 30, 1997 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.

                                              /s/  Ernst & Young LLP

Minneapolis, Minnesota
October 28, 1997